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                               EXHIBIT NUMBER (23)
                                                               TO 2001 FORM 10-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 2002, incorporated by reference in the Northern Trust Corporation's Annual Report on Form 10-K for the year end December 31, 2001, into the Corporation's previously filed Form S-8 Registration Statements File Nos. 33-47597, 33-63843, 333-25135, 333-25283, 333-52623, 333-58784,
333-84085; and the Corporation's previously filed Form S-3 No. 333-45203.

                                                     /s/ ARTHUR ANDERSEN LLP
                                                     -----------------------
                                                         ARTHUR ANDERSEN LLP

Chicago, Illinois
March 11, 2002